UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2024
____________________
EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-39011	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL 60614
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 673-1700
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Election of Directors to the Board of Directors

Previously, the board of directors (“Board”) of Exicure, Inc. (the “Company”) increased the authorized number of directors from seven to nine directors on November 21, 2024 by unanimous written consent and, by the same written consent, also appointed two new directors to fill the vacancies created by the Board expansion; shortly thereafter, directors Hojoon Lee and Eui Yull Hwang notified the Board of their resignation from the Board, effective immediately, leaving two vacancies on the Board.

On December 17, 2024, the Board further increased the authorized number of directors comprising the Board from nine to eleven directors by unanimous vote at an in-person meeting; shortly thereafter, directors Hyuk Joon (Raymond) Ko and Minhee Eom notified the Board of their resignation from the Board, effective immediately, leaving six vacancies on the Board.

The Board appointed (i) Ho Jung John, (ii) Chang Keun Choi, (iii) Sangwook Song, and (iv) Minwoo Kang to the Board, effective December 19, 2024, and eliminated the two remaining vacancies by unanimous written consent, resulting in a nine (9) member Board with no vacancies. Until a successor has been duly elected and qualified or until an earlier death, resignation or removal, Mr. John will serve as a Class III director for a term expiring at the Company’s 2026 annual meeting of stockholders; Mr. Choi will serve as a Class II director for a term expiring at the Company’s 2025 annual meeting of stockholders; Mr. Song will serve as a Class II director for a term expiring at the Company’s 2025 annual meeting of stockholders; and Mr. Kang will serve as a Class II director for a term expiring at the Company’s 2025 annual meeting of stockholders.

There are no family relationships between the four newly appointed directors and any director or executive officer of the Company.

For their services on the Board, the four newly appointed directors will receive an annual retainer of $20,000. The Company also intends to enter into the Company’s standard form of indemnification agreement with the four newly appointed directors. As of the date of this report, the four newly appointed directors have not been appointed to any committees of the Board. To the extent they are appointed to a committee, the Company will disclose their appointment within four business days.

Except as described above, none of the four newly appointed directors has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Minhee Eom

On December 17, 2024, Minhee Eom resigned from the Board for personal reasons, effective immediately as of such date. Her resignation did not result from any disagreement regarding any matter related to the operations, policies or practices of the Company. Ms. Eom served on the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Board.

Resignation of Hyuk Joon Ko

On December 17, 2024, Hyuk Joon (Raymond) Ko resigned from the Board for personal reasons, effective immediately as of such date. His resignation did not result from any disagreement regarding any matter related to the Company’s operations, policies or practices of the Company. Mr. Ko served on the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Board.

Executive Management Change

On December 17, 2024, in connection with the Change of Control, the Board appointed Andy Yoo as the Chief Executive Officer and President of the Company. On December 19, 2024, the Board appointed Seung Ik Baik as the Chief Financial Officer and Secretary of the Company, and Jiyoung Hwang as the Chief Strategic Officer. Mr. Yoo was the Chief Restructuring Officer and Ms. Hwang was the Chief Financial Officer prior to these changes.

Mr. Yoo, age 45, has served as a Director of the Company since November 2024. Mr. Yoo is currently the Chairman and the largest shareholder of HiTron Systems Inc. (“HiTron”), a listed company in South Korea. Mr. Yoo serves as a member of HiTron’s executive committee, its governing and decision-making body for matters affecting its overall management and strategic direction. Mr. Yoo is also a Managing Director of Balancers Co., Ltd. Previously, Mr. Yoo worked at PKF public accounting practice in Australia, serving most recently as senior accountant, overseeing more than 100 clients and government bodies and professionals across. He also founded CYS public accounting practice and played significant roles on other leadership during his tenure as an accountant.

Mr. Baik, age 39, has served as a Director of the Company since November 2024. Mr. Baik has 17 years of experience in corporate finance, accounting, and private equity. Currently, he is the Chief Strategic Officer at the YooSoo Group, an affiliate of HiTron. Mr. Yoo serves as the Independent Director at The Technology, a listed company in South Korea, where he manages partnerships with Korean accounting firms, law firms, financial institutions, and regulatory bodies. His role includes overseeing compliance and regulatory initiatives, supporting strategic growth, and advising the Board and Managing Director on financial performance and organizational development. In addition to his role at The Technology, Mr Baik has served as General Manager at Balancers Private Equity Fund (PEF) since 2013. Previously, Mr. Baik worked as a Senior Accountant at CYS Chartered Accountants & Business Advisors in Australia, where he prepared financial statements, handled tax compliance, and provided strategic tax planning and business structuring advice to clients. Mr. Baik holds a Master of Commerce in Applied Finance and a Bachelor of Commerce in Accounting from Griffith University, Australia.

Ms. Hwang, age 46, has served as a Director of the Company since April 2023. As previously disclosed in connection with the board appointment, Ms. Hwang has served as an investment consultant in the bio industry since 2017, working on investments in Viral Gene, Liminatus Pharma, Epivara and Hyperfine. Prior to 2017, she was the Managing Director of Intervest Co., Ltd., a venture capital fund. Prior to 2017, she also served as a Managing Director at Neoplux Co., Ltd., a Fund Manager at National Agricultural Cooperative Federation, a Manager at NEXUS Investment Co., Ltd., a Manager at Pulmuone Holdings Co., Ltd. and Venture Capitalist & Analyst at Hyundai Venture Investment Corp. Ms. Hwang holds a bachelor’s degree in Life Science from Pohang University of Science of Technology and a graduate degree in Environmental Management from Graduate School of Environmental Studies, Seoul National University.

Other than their affiliations with HiTron, Mr. Yoo and Mr. Baik were not selected pursuant to any arrangements or understandings between each of them and any other person. There are no family relationships between any of Mr. Yoo, Mr. Baik and Ms. Hwang and any director or executive officer of the Company. Other than as previously disclosed, each of Mr. Yoo, Mr. Baik and Ms. Hwang has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Yoo was appointed as the Company’s principal executive officer, and Mr. Baik was appointed as the Company’s principal financial officer. For their services as executive officers, Mr. Yoo will receive an annual base salary of $300,000, Mr. Baik will receive an annual base salary of $130,000, and Ms. Hwang will receive an annual base salary of $150,000. The Company has entered into employment agreements with Mr. Yoo, Mr. Baik and Ms. Hwang, effective December 20, 2024.

Item 5.07    Submission of Matters to a Vote of Security Holders.
On December 17, 2024, the Company held a Special Meeting. A total of 2,605,701 shares of the Company’s common stock were entitled to vote as of November 26, 2024, the record date for the Annual Meeting, of which 1,618,771 shares were represented in person or by proxy at the Special Meeting. At the Special Meeting, the stockholders of the Company voted on the following proposal:
1.The approval to the issuance of 2,900,000 shares of Common Stock pursuant to a Common Stock Purchase Agreement with HiTron Systems Inc., which would result in a “change of control” of the Company under the applicable rules of The Nasdaq Stock Market LLC.
Proposal 1 – Purchase Agreement
The voting results with respect to the Purchase Agreement Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
1,180,145	4,582	434,044	N/A

Accordingly, the Company’s stockholders approved the Purchase Agreement Proposal. No other matters were submitted to a vote of stockholders at the Special Meeting.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated December 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2024	EXICURE, INC.

	By:	/s/ Andy Yoo
Andy Yoo
Chief Executive Officer